As filed with the Securities and Exchange Commission on March , 2010
Registration No. 333-160431

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1/A

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

BE RESOURCES INC.
(Exact name of registrant as specified in its charter)

____________________________

Colorado	1090	42-1737182
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

107 Hackney Circle, Box 684
Elephant Butte NM 87935
(575) 744-4014
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Q. Tognoni,
President and Chief Executive Officer
BE Resources Inc.
107 Hackney Circle
Elephant Butte NM 87935
(575) 744-4014
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
David J. Babiarz, Esq.	Jason Brenkert, Esq.
David A. Closson, Esq	Dorsey & Whitney LLP
Dufford & Brown, P.C.	370 Seventeenth Street, Suite 4700
1700 Broadway, Suite 2100	Denver, Colorado 80202-5647
Denver, Colorado 80290-2101	(303) 629-3450
(303) 861-8013

Approximate date of commencement of proposed sale to public: Not Applicable

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller
reporting company)

DEREGISTRATION OF SECURITIES

On July 2, 2009, BE Resources Inc. (the “Registrant”) filed a registration statement on Form S-1 (File No. 333-160431), as subsequently amended (the “Registration Statement”), to register an indeterminable number of shares of the Registrant’s common stock (“Common Stock”) having an aggregate initial offering price not to exceed $4,310,345. The Registration Statement was declared effective on September 29, 2009.

In accordance with the Registrant’s undertaking in Part II, Item 17(a)(3) of the Registration Statement, this Post-Effective Amendment No.1 hereby amends the Registration Statement to deregister any shares of Common Stock registered pursuant to the Registration Statement and not otherwise sold thereunder.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Elephant Butte, State of New Mexico, on March 23, 2010.

BE RESOURCES INC.
(Registrant)

By:	/s/ David Q. Tognoni
David Q. Tognoni
President and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this amendment has been signed by the following persons in the capacity and on the dates stated.

Name	Title	Date

/s/ David Q. Tognoni	President, Chief Executive Officer and Director	March 23, 2010
David Q. Tognoni

/s/ Carmelo Marrelli	Chief Financial Officer, (Principal Financial and Accounting Officer)	March 23, 2010
Carmelo Marrelli

/s/ Edward Godin	Chairman of the Board of Directors	March 23, 2010
Edward Godin

/s/ Robert Lufkin	Director	March 23, 2010
Robert Lufkin